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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 21, 2005


                         The Scotts Miracle-Gro Company
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                         1-13292                 31-1414921
   -----------------------       ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                  14111 Scottslawn Road, Marysville, Ohio 43041
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               (Address of principal executive offices) (Zip Code)

                                 (937) 644-0011
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              (Registrant's telephone number, including area code)

                                      None
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          (Former name or former address, if changed since last report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

         As of July 21, 2005, The Scotts Miracle-Gro Company (the "Registrant") entered into a Revolving Credit Agreement (the "New Credit Agreement") among the Registrant, as Borrower; EG Systems, Inc., Hyponex Corporation, Scotts Australia Pty. Ltd., Scotts Canada Ltd., The Scotts Company LLC, The Scotts Company (UK) Ltd., Scotts Holdings Limited, Scotts Manufacturing Company, Scotts Temecula Operations, LLC, Scotts Treasury EEIG, Smith & Hawken, Ltd. and all existing or future, domestic or foreign, subsidiaries designated by the Registrant (the "Subsidiary Borrowers"); the banks and other financial institutions and entities party to the New Credit Agreement (the "Lenders"); JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A. and Citicorp North America, Inc., as syndication agents; and Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, Cobank, ACB, Harris, N.A., Rabobank International and Suntrust Bank, as documentation agents.

         The purposes of the New Credit Agreement are to: (a) repay in full the loans under the Second Amended and Restated Credit Agreement, dated as of October 22, 2003, as amended, among the Registrant, the Subsidiary Borrowers, the banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Prior Credit Agreement"); and (b) provide funds for working capital and other general corporate purposes of the Registrant and its subsidiaries. As of July 21, 2005, Tranche A Term Loans in the aggregate principal amount of $248.0 million and Tranche B Term Loans in the aggregate principal amount of $148.0 million were outstanding under the Prior Credit Agreement. There were no revolving loans outstanding under the Prior Credit Agreement on July 21, 2005. Revolving credit borrowings under the New Credit Agreement in the aggregate amount of $195.7 million were combined with cash on hand of the Registrant and the Subsidiary Borrowers to repay in full the outstanding Tranche A Term Loans and Tranche B Term Loans under the Prior Credit Agreement, which was then terminated on July 21, 2005, and paid certain fees in connection with the entering into of the New Credit Agreement. The Tranche A Term Loans under the Prior Credit Agreement had been due to be repaid in minimal quarterly installments followed by a balloon payment on September 30, 2009; while the Tranche B Term Loans had been due to be repaid in minimal quarterly installments followed by a balloon payment on September 10, 2010.

          JPMorgan Chase Bank, N.A. served as the administrative agent under the Prior Credit Agreement and continues to serve in that capacity under the New Credit Agreement. Citicorp North America, Inc. served as the syndication agent under the Prior Credit Agreement and continues to serve in that capacity under the New Credit Agreement. Bank of America, N.A. served as a co-documentation agent under the Prior Credit Agreement and serves as a syndication agent under the New Credit Agreement. Certain of the Lenders under the New Credit Agreement were also lenders under the Prior Credit Agreement. In addition, certain of the Lenders under the New Credit Agreement provide other banking services not specifically outlined in the New Credit Agreement to the Registrant, the Subsidiary Borrowers and their respective subsidiaries in the ordinary course of their respective businesses.

         The New Credit Agreement consists of an aggregate $1 billion multi-currency revolving credit commitments, expiring July 21, 2010. Borrowings may be made in United States Dollars, euros and optional currencies including, but not limited to, British Pounds Sterling, Australian Dollars and Canadian Dollars. The New Credit Agreement provides that up to $65 million of the $1 billion aggregate commitments may be used for letters of credit. The Registrant has the right to reduce the aggregate amount of the revolving credit



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commitments. In addition, the Registrant may, at any time prior to July 21,
2010, request additional revolving credit commitments from the Lenders up to an aggregate amount, when combined with the initial commitments, not to exceed $1.15 billion, and irrespective of any commitment reductions prior to such request. There is no guarantee such loans will be made at the time of the request as prevailing market conditions may be significantly different than the present time.

         The New Credit Agreement has several borrowing options, including interest rates that are based on (i) the ABR plus a margin based on a Leverage Ratio, payable quarterly or (ii) a LIBOR Rate plus a margin based on a Leverage Ratio, payable at the end of the applicable interest period. The ABR represents a rate per annum equal to the greater of (a) JPMorgan Chase Bank, N.A.'s then publicly announced prime rate or (b) the Federal Funds Effective Rate (as defined in the New Credit Agreement) as then in effect plus 1/2 of 1%. The Leverage Ratio is determined as of the last day of any fiscal quarter of the Registrant and represents the ratio for the Registrant and its subsidiaries on a consolidated basis of (x) the average of the Total Indebtedness (as defined in the New Credit Agreement) at the end of each of the four most recent consecutive fiscal quarters ending on such determination day to (y) EBITDA (as defined in the New Credit Agreement) for the four consecutive fiscal quarters ending on such determination day. Facility fees are also based on the Leverage Ratio of the Registrant and its subsidiaries on a consolidated basis and, as of July 21, 2005, will accrue at 0.25% of the committed amounts per annum.

         Upon the request of the Registrant or a Subsidiary Borrower, JPMorgan Chase Bank, N.A., or such other Lender as may be requested by the Registrant or JPMorgan Chase Bank, N.A., will also make swingline loans from time to time, provided that (i) the aggregate principal amount of swingline loans outstanding at any time may not exceed $100 million and (ii) the sum of outstanding letters of credit, swingline loans and other loans made under the New Credit Agreement may not exceed $1 billion (or $1.15 billion if additional revolving credit commitments have been obtained).

         The terms of the New Credit Agreement provide for customary representations and warranties and affirmative covenants. The New Credit Agreement also contains customary negative covenants providing limitations, subject to negotiated carve-outs, on liens, contingent obligations, fundamental changes, acquisitions, investments, loans and advances, indebtedness, restrictions on subsidiary distributions, transactions with affiliates and officers, sales of assets, sale and leaseback transactions, changing the Registrant's fiscal year end, modification of specified debt instruments, negative pledge clauses, entering into new lines of business, restricted payments and redemption of specified indebtedness. The New Credit Agreement requires that the Leverage Ratio at the end of any fiscal quarter not be greater than: (i) 4.00 to 1.00 for the fiscal quarters ending on or about June 30, September 30 and December 31, 2005; (ii) 3.75 to 1.00 for the fiscal quarters ending on or about March 31, June 30, September 30 and December 31, 2006; (iii)
3.50 to 1.00 for the fiscal quarters ending on or about March 31, June 30, September 30 and December 31, 2007; and (iv) 3.25 to 1.00 for the fiscal quarters ending on or about March 31, 2008 and thereafter. The New Credit Agreement also requires that the ratio (the "Minimum Interest Coverage") of (a) the sum of EBITDA as of the end of each fiscal quarter for the preceding twelve months to (b) the consolidated interest expenses as of the end of each fiscal quarter for the preceding twelve months not be less than: (x) 3.25 to 1.00 for the fiscal quarters ending on or about June 30, September 30 and December 31, 2005; and (y) 3.50 to 1.00 for the fiscal quarters ending on or about March 31, 2006 and thereafter.


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         As of July 21, 2005, loans in the aggregate amount of $195.7 million and letters of credit in the aggregate amount of $15.6 million were outstanding under the New Credit Agreement.

         The terms of the New Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders may, among other things, terminate their commitments under the New Credit Agreement and declare any of the then outstanding loans due and payable immediately.

         In connection with the New Credit Agreement, the Registrant and each of its domestic subsidiaries with a tangible net worth in excess of $5,000,000 executed and delivered a Guarantee and Collateral Agreement (the "Guarantee and Collateral Agreement") to the administrative agent, pursuant to which the Registrant guaranteed the borrowings of the Subsidiary Borrowers under the New Credit Agreement and those domestic subsidiaries executing the Guarantee and Collateral Agreement guaranteed the borrowings of the Subsidiary Borrowers and the Registrant under the New Credit Agreement, subject to standard insolvency limitations. Under the Guarantee and Collateral Agreement, collateral for the borrowings under the New Credit Agreement consists of pledges by the Registrant and all of its domestic subsidiaries of the capital stock of each such entity's first-tier subsidiaries that have tangible net worth in excess of $5,000,000 (limited in the case of certain of such first-tier subsidiaries that are foreign subsidiaries to 65% of such capital stock). Under certain foreign stock pledge documents to be delivered post-closing, pledges by foreign Subsidiary Borrowers and their parents will consist of a majority of the stock in such foreign Subsidiary Borrowers and their first-tier subsidiaries solely to service the obligations of such foreign Subsidiary Borrowers. The security interest in the Registrant's and its domestic subsidiaries' personal, real and intellectual property assets, which had existed under the Prior Credit Agreement, was not required under the New Credit Agreement and has been terminated (except as to certain subsidiary capital stock as described above).

Item 1.02.        Termination of a Material Definitive Agreement.

         Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K related to the termination of the Prior Credit Agreement as of July 21, 2005, which description is incorporated herein by reference.



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Item 2.01.        Completion of Acquisition or Disposition of Assets.

         Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K related to the termination of the Prior Credit Agreement as of July 21, 2005 and the entering into of the New Credit Agreement and the Guarantee and Collateral Agreement as of July 21, 2005, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The discussion of the New Credit Agreement and the Guarantee and Collateral Agreement entered into as of July 21, 2005 is incorporated herein by reference from "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE SCOTTS MIRACLE-GRO COMPANY


Dated:  July 27, 2005                      By:   /s/ Christopher L. Nagel
                                              -------------------------------
                                           Printed Name:  Christopher L. Nagel
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



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